Exhibit 99.1

Contact:	Jeffrey B. Murphy, CEO or Alfred L. LaTendresse, CFO RTW, Inc. (952) 893-0403

RTW, INC. AWARDED CONTRACT WITH THE
MINNESOTA ASSIGNED RISK PLAN

MINNEAPOLIS, MN — March 12, 2004, RTW, Inc. (Nasdaq: RTWI), a leading provider of products and services to cost-effectively manage workers’ compensation programs for customers, today announced that it has been awarded a three-year contract with the Minnesota Assigned Risk Plan (Plan). Under the terms of the contract, RTW will provide policy issuance and claims management services to twenty-five percent (25%) of the Plan policyholders on a fee-for-service basis. The contract also has a mutual two-year extension provision. Under the contract, RTW will provide its proprietary claims management products and services, ID15® and RTW Solution®, along with statutory claims management services to reduce the Plan’s workers’ compensation costs. The Minnesota Assigned Risk Plan provides workers compensation coverage for approximately 42,000 Minnesota employers that have been unable to secure workers’ compensation coverage through the voluntary insurance market.

     Jeffrey B. Murphy, RTW’s President and Chief Executive Officer, said “We are excited to partner with the State of Minnesota in delivering workers’ compensation services to the employers insured by the Plan. The Plan provides us further opportunity to transform the workers’ compensation system using our proprietary products and services. This continues our business strategy of providing RTW’s core competencies, including early identification of troublesome claims, exceptional case and claims management services, and proprietary technology offerings, to self-insured groups and employers and other alternative markets on a fee-for-service basis without incurring any insurance risk.”

     “We are especially pleased to have written this new business in our home state. Under the contract, we will manage approximately 10,000 policies in the aggregate generating about 2,000 claims on an annual basis. This opportunity provides a concrete example of the capabilities of RTW and the breadth of new market opportunities that our fee-for-service business can address,” Murphy said.

     RTW, Inc., based in Minneapolis, Minnesota, manages workers’ compensation programs for insured and self-insured employers, associations and plans using its proprietary management systems, the RTW SOLUTION® and ID15®. RTW’s workers’ compensation management system is designed to lower employers’ costs and return injured employees to work as soon as possible. RTW currently offers its services to employers in Minnesota, Wisconsin, South Dakota, Colorado, Michigan and Indiana. Clients span many industries, including manufacturing, health care, hospitality and wholesale/retail.

     RTW, Inc. is traded on the Nasdaq National Market under the symbol RTWI. For more information on RTW, Inc., please visit www.rtwi.com

Safe Harbor Statement: Some of the statements made in this News Release, as well as statements made by us in periodic press releases and oral statements made by our officials to analysts and shareholders in the course of presentations about the Company, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among other things: (i) our ability to retain renewing policies and write new business with a B+ (Very Good) rating from A.M. Best; (ii) our ability to extend our workers’ compensation services to self-insured employers and other alternative markets; (iii) our ability to continue to increase pricing on insured products in the markets in which we remain; (iv) the ability of our reinsurers to honor their obligations; (v) our ability to accurately predict claim development; (vi) our ability to provide our proprietary products and services to self-insured parties successfully; (vii) our ability to manage both our existing claims and new claims in an effective manner; (viii) our experience with claims frequency and severity; (ix) competition and the regulatory environment in which we operate; (x) general economic and business conditions; (xi) our ability to obtain and retain reinsurance at a reasonable cost; (xii) changes in workers’ compensation regulation by states, including changes in mandated benefits or insurance company regulation; (xiii) interest rate changes; and (xiv) other factors as noted in our other filings with the SEC. This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may affect our future performance.